JENKENS & GILCHRIST
                           A Professional Corporation
                           1100 Louisiana, Suite 1800
                              Houston, Texas 77002

                                 (713) 951-3300
                           Telecopier (713) 951-3314

DONALD W. BRODSKY
 (713) 951-3341


                               September 27, 1996



Swift Energy Company
16825 Northchase Drive
Suite 400
Houston, Texas 77060

         Re:      Form S-3 Registration Statement of Swift Energy Company

Ladies and Gentlemen:

         Swift Energy Company, a Texas corporation (the "Company"), today is filing with the Securities and Exchange Commission a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"). Such Registration Statement relates to the sale by three individuals and one trust (the "Selling Shareholders") of an aggregate of 82,555 shares of common stock, par value $.01 per share (the "Shares"). We have acted as counsel to the Company in connection with the preparation and filing of the Registration Statement.

         In  connection  therewith,   we  have  examined  (i)  the  Articles  of
Incorporation  and the Bylaws of the  Company,  in each case as amended to date;
(ii) copies of resolutions of the Board of Directors of the Company authorizing the issuance of the Shares and related matters; (iii) the Registration Statement, and all exhibits thereto; and (iv) such other documents and instruments as we have deemed necessary for the expression of opinions herein contained. In making the foregoing examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original photostatic copies. As to various questions of fact material to this opinion, we have relied, to the extent we deem reasonably appropriate, upon representations or certificates of the Selling Shareholders and upon documents, records and instruments furnished to us by the Company, without independent check or verification of their accuracy.

         Based upon the foregoing examination, we are of the opinion that the Shares to be sold by the Selling Shareholders in the offering, as described in the Registration Statement, have been duly issued or authorized for issuance and, as to those shares to be issued upon exercise of options as detailed in the Registration Statement, when such shares are issued and delivered by the Company to the Selling Shareholders in the manner and for the consideration stated in the Prospectus constituting a part of the Registration Statement, either are or will be validly issued, fully paid and nonassessable.


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September 27, 1996
Page 2




         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement.

                                               Respectfully submitted,

                                               JENKENS & GILCHRIST, P.C.



                                               By:   /s/ Donald W. Brodsky
                                                  ------------------------------
                                                      Donald W. Brodsky
                                                    Authorized Signatory





DWB/kaa
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